Exhibit 10.9

2008 Management Incentive Plan (MIP)
Participants
Chief Information Officer
Chief Financial Officer
VP Human Resources
General Counsel
Senior VP Sales  (also participates in Sales Incentive Plan)
Executive VP Corporate Sales (also participates in Sales Incentive Plan)
VP Products and Services (also participates in Product Revenue Plan)

Objectives	• Achieve corporate performance Shareholders care about • Drive and reward unified performance across exec team • Focus on building trend for long term, profitable growth
Key Achievement Measures for 2008	Achievement of Board defined goals around Bookings Growth, Cash Flow Profitability and Profitability Objectives.
Bonus Target @ 100% Achievement
▪ VP Products and Services     33% of Base Salary
▪ Chief Information Officer     33% of Base Salary
▪ Chief Financial Officer     33% of Base Salary
▪ VP Human Resources           25% of Base Salary
▪ General Counsel                   11% of Base Salary
▪ Sr. VP Sales                                  $25,000
▪ Exec. VP Bus. Dev.                      $25,000

Terms of Achievement and Payment of Incentive Bonus
▪ All three Measures of Success must be achieved
▪ All or Nothing, no partial payment or accelerators
§ Verification by the Board of measures achieved
§ Approximately January 2009
Bonus to be paid upon completion of annual audit